Exhibit 99.1

Company Press Release

DATATRAK INTERNATIONAL ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE FRENCH
TECHNOLOGY FIRM.

     Proposed acquisition of Oriam, which offers clinical trial management and safety reporting functionalities for global e-clinical implementations is consistent with DATATRAK’s Continuum Strategy

     CLEVELAND, Ohio, September 23, 2002...DATATRAK International, Inc. (Nasdaq: “DATA”), the leading and most experienced Application Service Provider (“ASP”) in the Electronic Data Capture (“EDC”) industry, today announced the signing of a definitive agreement to purchase Oriam, SA, a French Technology Firm with offices in Paris, France and Boston, Massachusetts. Closing of the proposed transaction is contingent upon appropriate financing. Specific terms involved with this upcoming financing are currently being evaluated by DATATRAK International and its investment advisors.

     Oriam, with annualized revenues approximating $3.1 million has a profitable operational history and has been a leading technology provider in the clinical trials industry since its founding in 1989. Oriam is only one of three independent providers to the global pharmaceutical industry of Clinical Trial Management Systems (CTMS) and adverse event (e.g., safety) reporting software. Oriam’s customer base currently includes 33 clients, predominantly European-based pharmaceutical companies, although expansion into the American markets was recently evident with the adoption of Oriam’s software suite by a prominent biotechnology firm and a major U.S. academic medical center. Several of Oriam’s key customers have utilized its technology for many years and have progressively expanded their user base to more than 500 per company. Oriam currently sells its products via a traditional licensing business model.

     “DATATRAK has a very focused vision for growth known as the Continuum Strategy”, noted Dr. Jeffrey A. Green President & Chief Executive Officer of DATATRAK International, Inc. “This Strategy is based on management’s conviction that the breadth of technology applications used in clinical trials should be integrated and follow a continuous (Continuum), compatible, and progressive flow of information from functionality to functionality. However, in today’s environment for clinical trials such integration is presently absent. At this time, there only exist “point solutions” throughout this industry offered by a variety of different companies with completely disjointed data models – none of which inherently or easily communicate with each other. Currently, the workflow required to utilize all CTMS and safety systems requires manual reconciliation from paper into technology systems. In order to achieve significant returns on investment from technology applications in clinical trials, customers must often contract with multiple firms and are forced to pay for repetitive and time-consuming integration bridges that are by definition; limited in their reusability. Such implementation requirements only compound the data problems in this industry as they represent no realistic long-term solution. Moreover, this challenging, risky, and expensive task of “project-by-project” integration further delays technology adoption rates within the biopharmaceutical industry and often relegates “e-clinical” goals to a largely conceptual status.”

     DATATRAK’s acquisition of Oriam makes significant strides towards the building of an efficient Integration model for the clinical trial environment of the future and will therefore remove many of the reasons for slow adoption rates. Manual “key-punching” of data from paper into CTMS or safety systems (and related costs and delays) will no longer be required. By definition, continuous linkages for virtually instantaneous data transfers from application to application will exist under the DATATRAK/Oriam business model. Repetitive integration steps in a project-by-project manner will become an exercise of the past. Among global technology providers, DATATRAK International is poised to stand alone in the progressive fulfillment of the e-clinical vision.

     “An excellent analogy might describe DATATRAK’s Continuum Strategy as one that seeks to assemble a “Microsoft Office™” product suite for clinical trials,” continued Green. “A variety of functionalities will exist under a singly integrated data environment, and customers may select one or several of these software applications for use in specific clinical trials.”

     With the recent announcement on its development of the DataUnifyer™ technology, DATATRAK International now has a dual strategy for assisting its clients in the fulfillment of their e-clinical goals. One strategy involves the progressive Integration of key components required in any e-clinical implementation, as represented by this acquisition of Oriam. Additional segments of the Continuum are being targeted for corporate integration over the next year. The second approach of DATATRAK to fulfill e-clinical goals is through the universal capability of the DataUnifyer™ allowing for the unification of information from disparate data sources and placing that information collectively into an architecture for mining. The warehousing option combined with the ability to easily search and utilize information across databases from entirely different applications is a great desire in this industry. These capabilities of integration and unification do not currently exist in this industry today.

     “Oriam’s software products have always been designed in close collaboration with our customers in Europe and, more recently, in the US”, stated Jacques Rudelle, Sales Manager for Oriam, SA. “The experience we have acquired since 1989 has led us in the direction of a global IT approach for clinical research. Our systems reduce the time and the costs involved in projects and clinical trials by standardizing data and facilitating the implementation and integration of our software to better adapt it to company processes. DATATRAK shares this vision. Our collaboration will help us meet the demands of our market more efficiently, because pooling our respective skills and geographic reaches will give our products the perfect complementary fit needed to enlarge our scope of distribution.”

     “This acquisition represents an important step towards the implementation of our Continuum Strategy which is intended to provide a multifunctional and integrated e-clinical technology offering to the global biopharmaceutical industry”, continued Green. “We believe that tremendous synergies can be achieved with this acquisition from the perspectives of marketing and customer workflow. Marketing leverage should exist from complementary lists of customers who can now use compatible applications. No customers are currently shared by Oriam and DATATRAK. This suggests our collective client base will exceed 50 biopharmaceutical companies and academic centers. The addition of the Paris and Boston offices will increase our service capabilities for global trials.”

     “The current workflow by customers using all CTMS and safety tools is to manually enter data from paper into these functionalities. DATATRAK International will be the only company directly linking EDC to CTMS and safety reporting, thereby saving time, money, and personnel resources compared to traditional processes. We believe that a compelling value proposition will result from such integrated capabilities, which will further propel DATATRAK as a totally unique offering in this emerging market.”

        “This acquisition of Oriam represents the first step in a technology consolidation strategy for the e-clinical vision of the future. Since this market is still just emerging, the advantages of consolidation are less related to operational efficiencies and are more related to establishing market dominance and abolishing barriers to adoption rates. It is appropriate for EDC to form the foundation of this initial consolidation effort, since most of the information used in CTMS and safety systems emanates directly from the electronic case report form (eCRF), which is an EDC application. Furthermore, it is important to appreciate that this strategy is not an unfocused one – in fact, it is just the opposite. The entire focus of this Company is ‘data’. Involvement in EDC, CTMS, safety systems and the DataUnifyer™ all have one consistent business focus – all are involved with data in clinical trials. We do not intend on being restricted to a ‘point-only’ slice of this emerging market. EDC represents the largest market potential for the technology segments, estimated to be $4-6 billion worldwide. Finally, since DATATRAK International is publicly traded, and since almost all of the current ‘point solutions’ providers are privately held or venture-backed, investors can realize liquidity and growth in this difficult market by joining the DATATRAK family of companies,” concluded Green.

     DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC™ and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC™ was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC™ can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC™ software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in 38 countries. DATATRAK International Inc.’s product suite has been utilized in some aspect of the clinical development of 13 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common stock is listed on the Nasdaq Stock Market under the symbol “DATA.” Visit the DATATRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

     Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC™ software; the development and fluctuations in the market for EDC technology; continued unreliability of the Internet infrastructure; the degree of the Company’s success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; governmental regulation; the early stage of the Company’s EDC business and operations; and general economic conditions. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP	Terry C. Black

President and Chief Executive Officer DATATRAK International, Inc. 440/443-0082 x112	Chief Financial Officer DATATRAK International, Inc. 440/443-0082 x110

Or

RJ Falkner & Company, Inc., Investor Relations Counsel at 800-377-9893 or via e-mail at
info@rjfalkner.com